            LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

The undersigned, as an officer or director of Palantir Technologies, Inc. (the
"Corporation"), hereby constitutes and appoints the responsible attorneys and paralegals of the Corporation and of Wilson Sonsini Goodrich & Rosati, P.C.,
and each of them, the undersigned's true and lawful attorneys-in-fact and agents to complete and execute such Forms 144, Form ID, Forms 3, 4 and 5 and other forms as any such attorney-in-fact and agent shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, Section 16 of the Securities Exchange
Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and
Exchange Commission, any securities exchange or national association, the
Corporation and such other person or agency as such attorney-in-fact and agent shall deem appropriate.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 (as amended).

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the
Corporation unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed as of the date set forth below.

           Signature:   /s/ Alexander C. Karp

     Print Name:  Alexander C. Karp

     Dated:  August 23, 2020